SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            FBL FINANCIAL GROUP, INC.
             [Exact name of Registrant as specified in its charter]

                   IOWA                                 42-1411715
       (State or other jurisdiction       (I.R.S. Employer Identification No.)
    of incorporation or organization)

                             5400 UNIVERSITY AVENUE
                           WEST DES MOINES, IOWA 50266
                                 (515) 225-5400
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                STEPHEN M. MORAIN
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           WEST DES MOINES, IOWA 50266
                                 (515) 225-5410
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                               ------------------

Copies To:
Robert A. Simons, Esq.
FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
(515) 226-6141

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

         As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X].

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                      Proposed       Proposed
                                       maximum        maximum         Amount
Title of each class      Amount       offering       aggregate         of
of securities to be       to be       price per      offering     registration
    registered         registered      share*         price*           fee
-------------------------------------------------------------------------------

Class A Common
Stock, no par
value                   500,000       $ 16.60        $8,300,000     $ 2,075

-------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock of the Registrant on the New York Stock Exchange Composite Transaction Reporting System on May 1, 2001.

                                   PROSPECTUS


                        [LOGO] FBL Financial Group, Inc.

                             5400 UNIVERSITY AVENUE
                          WEST DES MOINES, IOWA 50266
                                 (515) 225-5400



                                FBL SHARE DIRECT
                     500,000 SHARES OF CLASS A COMMON STOCK




     Our FBL Share Direct Plan provides you with a convenient and economical way to purchase shares of FBL Financial Group, Inc. Class A common stock ("FBL common stock"), and to reinvest dividends into additional shares of FBL common stock.

     You may also transfer shares easily or sell your shares for a small fee.

     You may own and transfer your shares without holding certificates.

     You may reinvest some or all of your dividends.

     The Plan may purchase FBL common stock directly from FBL or on the open market, as periodically determined by FBL. The purchase price for shares purchased in the open market will be the weighted average price at which the shares are actually purchased by the Plan Administrator. The purchase price of shares purchased from FBL will be the average of the high and low sale prices on the date of purchase, as reported on the New York Stock Exchange Composite Tape and published in the Wall Street Journal.

     FBL's common stock is listed on the New York Stock Exchange under the symbol "FFG".

     A summary of important Plan features is contained on page 2 of this prospectus. A complete description of the Plan begins on page 3 of this prospectus.

     PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE INVESTING AND RETAIN IT FOR YOUR FUTURE REFERENCE. A COPY OF THIS PROSPECTUS MAY BE FOUND ON OUR WEB SITE, WWW.FBLFINANCIAL.COM.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE COMMON STOCK DISCUSSED IN THIS PROSPECTUS OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.







                  The date of this prospectus is       , 2001.

                      A SUMMARY OF IMPORTANT PLAN FEATURES

     CURRENT PARTICIPANTS IN DRIP. If you are at the date of this prospectus a participant in FBL's Dividend Reinvestment Plan ("DRIP"), you are without further action a participant in this Plan. You will need to contact the Plan Administrator only if you wish to change any current election in place.

     CURRENT SHAREHOLDERS. If you are a registered holder of FBL common stock, you may participate in the Plan by completing and returning a Plan Authorization Form. If you own FBL common stock, but your shares are held by a bank or broker in its name (i.e., "street name"), you will need to either withdraw your shares from your brokerage account and register them in your own name or enroll in the Plan in the same manner as a nonshareholder.

     OPEN TO NONSHAREHOLDERS. If you currently do not own shares of FBL common stock, you may enroll in the Plan by completing and returning a Plan Authorization Form, paying a one-time account set-up fee of $10, and either making an initial investment of at least $250 or authorizing automatic monthly cash investments of at least $50.

     EMPLOYEES AND AGENTS. If you wish to participate through payroll deductions or commission deductions, please contact the employee benefits department at
(515) 225-5929 or the agency services department at (515) 225-4629, respectively.

     INVESTMENTS. You may make investments in common stock of a minimum of $50 per investment to an aggregate of $150,000 per year. Investments may be made by automatic electronic funds transfer or by check or money order at weekly or less frequent intervals.

     FULL INVESTMENT OF PLAN FUNDS. Funds invested in the Plan are fully invested through the purchase of fractional shares, as well as full shares.

     FEES. There are certain enrollment, trading and service fees associated with the Plan. See "Trading Fees, Service Fees, and Other Costs" on page 6.

     REINVEST DIVIDENDS. You may elect to reinvest all or any part of dividends into additional shares, with the remainder of the dividend then sent to you by check.

     SHARE SAFEKEEPING. You may deposit for safekeeping certificates representing shares of common stock held in certificate form, whether or not the shares were issued under the Plan, at no cost to you.

     ACCOUNT STATEMENTS. Account statements detailing your Plan activities are mailed to you following each Plan transaction.

     PLAN ADMINISTRATOR. The Plan Administrator is:

   Mellon Bank, N.A.
   % Mellon Investor Services
   Post Office Box 3338
   South Hackensack, NJ 07606-1938
   Phone: 1-888-213-0965
   www.melloninvestor.com

                           FBL FINANCIAL GROUP, INC.


OVERVIEW
     FBL is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. We underwrite, market and distribute life insurance, annuities and mutual funds to individuals and small businesses. We also have various support operations, including investment advisory, leasing, marketing and distribution services, that complement our core life insurance and investment operations. In addition, we manage all aspects of four Farm Bureau affiliated property-casualty insurance companies for a management fee. Our three-pronged growth strategy includes (1) internal growth within our traditional Farm Bureau distribution network of 15 midwestern and western states, (2) alliances with other companies and (3) consolidations.

     See "Where You Can Find More Information" on page 11.


                             DESCRIPTION OF THE PLAN


PURPOSES
     The FBL Share Direct Plan provides you with a convenient and economical method of systematically increasing your ownership interest in FBL through purchases of FBL common stock and reinvestment of quarterly dividends. We may use the Plan to raise capital for general corporate purposes through the sale to you of authorized but unissued common stock.


CONSIDERATIONS
     You should consider the following before you decide to participate in the
Plan:

     TRADING AND SERVICE FEES. There are some fees associated with some of the Plan's services. Dividends are reinvested without charge of trading on service fees. You pay a trading fee of $0.03 for each share of common stock purchased for your Plan account, plus service fees of $10 for initial investments, $5 for additional investments by check, $3.50 if by individual electronic funds transfer and $2 if by recurring monthly electronic bank transfer. For each sale of common stock from your Plan account you pay a trading fee of up to $0.12 for each share of common stock sold under the Plan, plus a $15 service fee. We reserve the right to change the Plan's fees in the future on not less than 30 days written notice to participants.

     INVESTMENT TIMING; PRICE RISKS. Because the prices at which Plan shares are purchased are determined as of specified dates or as of dates otherwise beyond your control, you may lose certain advantages otherwise available to you in being able to select the timing of your investments. For example, because the price charged to you for shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased over a period of time following an investment, you may pay a higher or lower price for shares purchased under the Plan than for shares purchased on the investment date outside of the Plan.

     NO INTEREST PAID. No interest is paid on your cash investments pending their investment in common stock.

     EMPLOYEES AND AGENTS. Employees and agents may also be able to invest in the common stock through tax advantaged accounts such as FBL's 401(k) plan or the agents' matching savings plan. Please consider the tax implications of your investment.

ADMINISTRATION

     Mellon Bank, N.A. administers the Plan. It has designated its affiliate, Mellon Investor Services and other agents to perform certain services for the Plan. Together those companies are responsible for the clerical and ministerial administration of the Plan, including receiving your investments, forwarding funds received from you or on your behalf to a registered broker/dealer for purchases of common stock, issuing statements of Plan account activities and performing certain other administrative duties related to the Plan. You may contact the Plan Administrator through the following:

     INTERNET. You can obtain information about your FBL account on-line via Investor ServiceDirectsm. To gain access, you will require a password which you may establish when you visit the website. If you have forgotten your password, call 1-877-978-7778 to have it reset.


   The Investor ServiceDirect address is
   HTTPS://VAULT.MELLONINVESTOR.COM/ISD/


   The Mellon Investor Services Internet address is
   WWW.MELLONINVESTOR.COM

     TELEPHONE. You may call the Plan Administrator toll free at 1-866-892-5627. An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).


     IN WRITING.


   Mellon Bank, N.A.
   % Mellon Investor Services
   Post Office Box 3338
   South Hackensack, NJ 07606-1938


     Be sure to include your name, address, daytime phone number, social security or tax I.D. number and a reference to FBL on all correspondence.


     The Plan Administrator is responsible for purchasing and selling shares of common stock for your Plan account, including the selection of the broker or dealer through which Plan purchases and sales are made. FBL has no control over the times or prices at which the Plan Administrator purchases shares in the open market or the selection of the broker or dealer used by the Plan Administrator for the purchases.


FORMS

     PLAN AUTHORIZATION FORM. A Plan Authorization Form is used to enroll in the Plan, make initial cash investments, deposit your share certificates with the Plan Administrator (if done after enrollment), select your dividend option, authorize electronic funds transfers or change the amount of or terminate your electronic funds transfers or change your record address. A Plan Authorization Form is enclosed with this prospectus.

     ACCOUNT TRANSACTION STATEMENT. The tear-off portion of an account transaction statement is used to send in additional cash investments, request a certificate issuance and to sell your Plan shares. An Account Transaction Statement is mailed to you after a cash investment, transfer, issuance or sale of your Plan shares.

ELIGIBILITY
     Any person or entity, whether or not currently a registered holder of FBL common stock, may participate in the Plan by enrolling in accordance with the procedures described in "Enrollment and Participation" below. We reserve the right to deny, modify, suspend or terminate participation by any person or entity. See "Other Information-Denial or Termination of Participation."


ENROLLMENT AND PARTICIPATION
     You may enroll in the Plan at any time by completing the Plan Authorization Form enclosed with this prospectus and returning it to the Plan Administrator at the address listed on the form.

     CURRENT PARTICIPANTS IN DRIP. If you are at the date of this prospectus a participant in FBL's Dividend Reinvestment Plan ("DRIP"), you are without further action a participant in this Plan. You will need to contact the Plan Administrator only if you wish to change any current election in place.

     SHAREHOLDERS. If you are a registered holder of FBL common stock, you must complete a Plan Authorization Form to participate in the Plan. If you are a beneficial owner of common stock whose only shares are held in names other than your own (E.G., by brokers, trustees or bank nominees), you must complete a Plan Authorization Form and either:

     (a) become a shareholder of record by having the shares registered in your name, or

     (b) become a shareholder of record by enrolling in the Plan in the same manner as a nonshareholder.

     NONSHAREHOLDERS. If you are not a registered holder of FBL common stock, you must complete a Plan Authorization Form and pay a one-time account set-up fee of $10. You must also make an initial cash investment of at least $250 or authorize automatic monthly cash investments of at least $50. The one-time set-up fee will be deducted from your initial investment. That is, if you make an initial investment of $250, we will deduct the set-up fee of $10 from the initial investment and invest only $240.

     EMPLOYEES AND AGENTS. If you wish to use payroll deduction or commission deduction for investment in the Plan, contact the employee benefits department at (515) 225-5929 or the agency services department at (515) 225-4629, respectively, for more information. Note: Employees or agents who participate with payroll or commission deductions are not subject to the initial or additional minimum investment requirements.


INVESTMENTS

     INITIAL INVESTMENT. If you are not a registered owner of common stock, you must include an initial cash investment of at least $250 with your completed Plan Authorization Form or automatic debit via the Internet. Alternatively, you may authorize automatic monthly cash investments by electronic funds transfer of at least $50. In either case, you must also pay a one-time account set-up fee of $10 which we will deduct from the initial investment. See "Enrollment and Participation" above. Initial cash investments made by check or money order must be payable to "FBL/Mellon Bank" in U.S. funds and drawn on a U.S. bank.

     ADDITIONAL INVESTMENTS. You may make additional investments at any time by personal check, money order or electronic funds transfer from a designated U.S. bank account. You may vary your investments from a minimum of $50 per investment up to a maximum of $150,000 per year. Initial investments are included in the year in which they are made for purposes of determining whether the $150,000 maximum has been reached.

     CHECK OR MONEY ORDER. Investments made by check or money order must be accompanied by a completed Plan Transaction Form and received by the Plan Administrator no later than one business day before an investment date to be invested on that investment date; otherwise, investments are held by the Plan Administrator for investment on the next investment date. Investments made by check or money order must be payable to "FBL / Mellon Bank" in U.S. funds. Your check or money order must be sent to the address listed on your Plan statement. Checks or money orders sent to any other address will not be considered validly delivered.

     ELECTRONIC FUNDS TRANSFER. In addition to making investments by check or money order, you may authorize an individual or automatic monthly electronic funds transfers from a designated bank account. For an individual funds transfer your bank account will be debited the next business day following receipt of your request. For automatic monthly electronic funds transfers, your bank account is debited on the 28th day of each month or, if that day is not a business day, the business day next following the 28th day. Funds are invested within five business days following collection of the funds by the Plan Administrator. You do not receive any confirmation of the transfer of funds other than as reflected in your Plan account statements.

     To authorize electronic funds transfers, complete and sign the automatic funds transfer section of the Plan Authorization Form and return it to the Plan Administrator together with a voided blank check or deposit slip for the account from which funds are to be transferred. Your automatic funds transfers will begin as soon as practicable after the Plan Administrator receives the Plan Authorization Form. You may change the amount of your monthly transfer or terminate your monthly transfer altogether by writing to the Plan Administrator and indicating you wish to change or terminate electronic funds transfers. You may also contact the Plan Administrator toll free at 1-866-892-5627. To be effective with respect to a particular investment date, your change or termination request must be received by the Plan Administrator at least 15 business days before the investment date.

     INVESTMENT DATES. Cash payments will be invested promptly, but in no event later than five business days following receipt of the cash payment (except where deferral is necessary under applicable federal or state laws or regulations).

     NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN ADMINISTRATOR PENDING THEIR INVESTMENT IN COMMON STOCK. ALL INVESTMENTS, INCLUDING THE INITIAL INVESTMENT, ARE SUBJECT TO COLLECTION BY THE PLAN ADMINISTRATOR OF FULL FACE VALUE IN U.S. FUNDS.

     SOURCE OF SHARES. The shares you purchase under the Plan are either authorized but unissued shares of common stock acquired directly from FBL, or common stock purchased by the Plan Administrator in the open market or in negotiated transactions. The Plan Administrator purchases shares in the open market or in negotiated transactions as soon as practicable (but in no event more than five business days) after receipt of your cash investment, subject to any waiting periods required under applicable securities laws or other regulations. We determine the source or sources of shares used to fulfill Plan requirements and, subject to certain regulatory restrictions on how often we can change our determination, we may change the source of shares from time to time without notice. We expect that generally all Plan purchases will be effected in open market transactions.

     PRICE OF SHARES. The purchase price per share of authorized but unissued common stock acquired directly from FBL is the average of the high and low sale prices of the common stock on the applicable investment date as reported on the New York Stock Exchange Composite Tape and published in the Wall Street Journal or, if no such trading is reported for the investment date, on the next preceding day on which trading was reported. The price of shares purchased in the open market or in negotiated transactions is the weighted average price at which the shares are actually purchased for the applicable investment date. The Plan Administrator may in its discretion combine your funds with other participants' funds for the purpose of forwarding purchase orders and may offset purchase and sale orders for the same investment date by forwarding the net purchase or sale requirement. Because the prices at which shares are purchased or sold under the Plan are determined as of specified dates or as of dates otherwise beyond your control, you may lose any advantage otherwise available from being able to select the timing of your investment.


TRADING FEES, SERVICE FEES AND OTHER COSTS

     ACCOUNT SET-UP. If you are not a registered holder of FBL common stock, including persons authorizing automatic monthly cash investments, you are charged a one-time account set-up fee of $10. The one-time set-up fee will be deducted from your initial investment. That is, if you make an initial investment of $250, we will deduct the set-up fee of $10 from the initial investment and invest only $240. FBL may waive this fee for accounts funded by payroll or commission deduction for its employees or agents.

     TRADING AND SERVICE FEES. Dividends are reinvested without charge of trading or service fees. In addition to the set-up fee discussed above, you pay a trading fee of $0.03 for each share of common stock purchased for your Plan account and $0.12 for each share of common stock sold for your Plan account, even if a Plan sales or purchase order is used to offset your order. There is also a $5.00 fee for each purchase by check or $3.50 fee for each purchase by individual electronic funds transfer, a $2.00 fee for each purchase by monthly recurring electronic transfer, and a $15.00 fee for each sale. Trading fees payable with respect to Plan sales are deducted from the proceeds payable to you.

     COMMISSIONS AND FEES SUBJECT TO CHANGE. We may change from time to time the amount of trading and service fees charged to you upon 30 days prior notice.


ACCOUNT STATEMENTS
     The Plan Administrator will maintain an account for you and will send account statements to you as soon as practicable after each investment and after any transfer, sale or withdrawal of Plan shares. Your account will be credited with full and fractional shares, computed to four decimal places. The account statements provide you with records of purchases and sales and should be retained for tax purposes.


SHARE CERTIFICATES
     Plan purchases are credited to your account and shown on your account statement. You do not receive certificates for your Plan shares unless you request them. This protects against loss, theft or destruction of stock certificates and reduces our administrative costs associated with the Plan. You may obtain certificates for some or all full Plan shares at any time by sending a Plan Transaction Form to the Plan Administrator or contacting the Plan Administrator toll free at 1-866-892-5627. Any remaining full and fractional shares continue to be credited to your account. Certificates for fractional shares are not issued under any conditions.


SHARE SAFEKEEPING
     At any time beginning with your enrollment in the Plan, you may deposit with the Plan Administrator certificates representing shares of FBL common stock, whether or not the shares were acquired under the Plan, at no cost to you. To use this service, you must send your certificates to the Plan

Administrator with a properly completed Plan Authorization Form or Plan Transaction Form. Shares represented by certificates deposited with the Plan Administrator are credited to your account and thereafter are treated as if they were acquired under the Plan. You are responsible for maintaining your own records of the cost basis of certificated shares deposited with the Plan Administrator.

     If you are a beneficial owner of common stock registered in street or other nominee name, you may in some cases be able to electronically transfer your shares from your existing brokerage account to a Plan account. If you are a beneficial owner and want to take advantage of this service, you should contact the Plan Administrator to obtain transfer instructions.

     We strongly recommend that you use registered or certified mail to mail your certificates to the Plan Administrator, insuring the certificates for 2% of the current market value of the shares represented. In any case, you bear the full risk of loss, regardless of the method used, in the event the certificates are lost.

     YOU SHOULD NOT ENDORSE YOUR CERTIFICATES PRIOR TO MAILING.


GIFTS OF SHARES AND SHARE TRANSFERS WITHIN THE PLAN
     You may purchase shares of common stock for others by making investments on their behalf. To do this, you need only complete a Plan Authorization Form in the name of the recipient and pay a one-time account set-up fee of $10. You must also make an initial cash investment of at least $250 or authorize automatic monthly cash investments of at least $50. The one-time set-up fee will be deducted from your initial investment. That is, if you make an initial investment of $250, we will deduct the set-up fee of $10 from the initial investment and invest only $240. The $10 set-up fee does not apply to existing shareholders joining the Plan.

     Your Plan shares also may be transferred to a Plan account of another person subject to compliance with any applicable laws. To do this, you must obtain a Plan Transaction Form and stock assignment form from the Plan Administrator and return the completed Plan Transaction Form and an executed stock assignment, to the Plan Administrator. Your signature on the stock assignment must be medallion guaranteed by an eligible financial institution. If the person to whom the shares are gifted or transferred is not a participant in the Plan, the Plan Administrator will automatically open an account for the person and enroll him or her in the Plan to participate in dividend reinvestment.

     You may not pledge or grant a security interest in Plan shares or transfer Plan shares outside of the Plan unless certificates representing the shares have been issued by the Plan Administrator.


SALE OF SHARES
     You may sell some or all of your Plan shares by notifying the Plan Administrator (see "Administration" on page 3). The Plan Administrator may match or offset your sales orders against one or more purchase orders of other participants in the Plan. If not offset, the Plan Administrator will execute the order on your behalf in the open market or in a negotiated transaction. Sales orders generally are processed daily provided the request is received on a business day when the New York Stock Exchange is open. After settlement of the sale, the Plan Administrator will send you a check for the net proceeds of the sale. The proceeds you receive are based on the weighted average price at which the shares were sold less trading fees, any applicable service fees and applicable transfer taxes.

     You will not have the authority or power to direct the date, time or sales price at which Plan shares may be sold. Requests to sell Plan shares must indicate the number of shares to be sold and not the dollar amount to be attained. Any request that does not clearly indicate the number of Plan shares to be sold will be returned to you with no action taken. You should be aware that prices may fluctuate during the period between a request for a sale, receipt by the Plan Administrator of the request, and ultimate sale in the open market no later than five business days from the date of receipt by the Plan Administrator. You will bear the risk of a price change.


TERMINATION
     You may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator. To be effective for a given dividend payment, the Administrator must receive notice before the record date of that dividend. The Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of any such shares. See "Sale of Shares".

     In addition, if you are a participant who makes investments by electronic funds transfers, your termination request must be received by the Plan Administrator at least 15 business days prior to the scheduled investment date to ensure that the request is effective as to the next investment.

     You may re-enroll in the Plan by submitting a new Plan Authorization Form and complying with all other enrollment procedures (see "Enrollment and Participation"). In order to minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, we reserve the right to deny participation in the Plan to previous participants who we or the Plan Administrator believes have been excessive in their enrollment and termination.


OTHER INFORMATION

     SHARE DIVIDENDS AND STOCK SPLITS. Any shares distributable to you pursuant to a share dividend or stock split by FBL on shares registered in your name or credited to your account under the Plan will be added to your account and will not be mailed or delivered directly to you. You may, however, request the Plan Administrator to issue certificates for such stock dividends or split shares once they are added to your account. If you send a notice of termination or a request to sell shares to the Plan Administrator between the record date and the payment date for a stock distribution, the request will not be processed until the stock distribution is credited to your account.

     CASH DIVIDENDS. FBL in recent years has declared and paid a dividend on the common stock quarterly, payable the last business day of each calendar quarter to holders of record the 15th day of the third month of the quarter. SHAREHOLDERS ARE CAUTIONED THAT THIS PROSPECTUS DOES NOT REPRESENT A CHANGE IN FBL'S CASH DIVIDEND POLICY NOR A GUARANTEE OF FUTURE CASH DIVIDENDS, WHICH WILL DEPEND UPON FBL'S EARNINGS, FINANCIAL REQUIREMENTS, GOVERNMENTAL REGULATIONS AND OTHER FACTORS AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION.

     VOTING RIGHTS. Voting rights of shares purchased under the Plan commence upon settlement of the transaction, which normally is three business days after purchase.

     VOTING OF PLAN SHARES. For each meeting of shareholders, you will receive proxy materials that allow you to vote your Plan shares (including both full and fractional) by proxy. Alternatively, you may vote your Plan shares in person at the meeting.

     LIMITATION OF LIABILITY. FBL and the Plan Administrator will not be liable for any good faith act or omission to act, including but not limited to any claim of liability:

   (a) arising out of the failure to terminate your account upon your death prior to the Plan Administrator's receipt of notice in writing of your death,

     (b) with respect to the prices or times at which shares are purchased or sold, or

     (c) as to the value of the shares acquired for you.

     We reserve the right to interpret and regulate the Plan as we deem necessary or advisable in connection with the Plan's operations.

     MODIFICATION OR TERMINATION OF THE PLAN. We may suspend, modify or terminate the Plan at any time in whole or in part or with respect to your participation in the Plan in some jurisdictions. Notice of a suspension, modification or termination will be sent to all affected participants. No such event will affect any shares then credited to a participant's account. If your participation in the Plan is terminated by us in whole or in part, you will receive a certificate for all full Plan shares and a check in the amount of the market value of any fractional Plan share.

     DENIAL OR TERMINATION OF PARTICIPATION. At our direction, the Plan Administrator may terminate your participation in the Plan if you do not own at least one full share in your name or hold shares through the Plan. We also reserve the right to deny, modify, suspend or terminate participation in the Plan by otherwise eligible persons to the extent we deem it advisable or necessary in our discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Plan. Participants whose participation in the Plan is terminated will receive certificates for all full Plan shares and a check in the amount of the market value of any fractional Plan share.

     INSUFFICIENT FUNDS POLICY. In the event that any check is returned to the Plan Administrator unpaid for any reason, the Plan Administrator will consider the request for investment of such money null and void and will remove from your account Plan shares, if any, purchased upon the prior credit of such money. The Plan Administrator will be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Plan Administrator will be entitled to sell such additional shares from your account as are necessary to satisfy the uncollected balance. In addition, you will be assessed a $25.00 fee per transaction for any insufficient funds.



                         FEDERAL INCOME TAX INFORMATION


     THE INFORMATION SET FORTH BELOW SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE INFORMATION IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL SUCH CONSEQUENCES, NOR IS IT INTENDED TO BE A DESCRIPTION OF ANY KIND OF THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN. THE DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES MAY BE AFFECTED BY FUTURE LEGISLATION, INTERNAL REVENUE SERVICE RULINGS AND REGULATIONS AND/OR COURT DECISIONS. FOR THAT REASON, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS THE STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES, OF PARTICIPATION IN THE PLAN.

     DIVIDEND TREATMENT. The Plan is designed so that you and nonparticipating shareholders receive equivalent value when cash dividends are paid by the Company. If shares are acquired for your Plan account as a result of reinvestment of cash dividends, you will be treated as having received a taxable stock distribution equal to the full amount of money which could have been received as a cash dividend.

     CONSTRUCTIVE DISTRIBUTION. If any brokerage fees are paid by FBL in the acquisition of shares on your behalf (which will not occur if the purchases are directly from FBL), you will be treated as having received a constructive taxable distribution in the amount of these fees. The Company will furnish you with annual information as to the amount of these taxable distributions.

     COST BASIS OF SHARES. For federal income tax purposes, the cost basis of shares purchased with your cash investments is the purchase price of the shares plus any trading fees paid by you in connection with open market purchases.

     GAINS AND LOSSES FROM THE SALE OF SHARES. You do not realize any taxable income from the issuance of certificates representing Plan shares. You may realize gain or loss, however, at the time the shares are sold by the Plan Administrator or by you after you withdraw your shares from the Plan. The amount of realized gain or loss, if any, is based on the difference between the amount you receive for the shares and the cost basis of the shares.

     IRS REPORTS. If, at your request, the Plan Administrator sells Plan shares for you, the Plan Administrator will report the proceeds from the sale to you and the Internal Revenue Service on Form 1099-B.



                                 USE OF PROCEEDS

     The proceeds to FBL from the sales, if any, of authorized but unissued common stock under the Plan are expected to be used for general corporate purposes. We have no basis for estimating either the number of shares of common stock that will ultimately be sold under the Plan or the prices at which the shares will be sold. We will not receive any proceeds when shares of common stock are purchased under the Plan in the open market.



                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our annual report on form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also read and copy these reports and other information at the following regional offices of the SEC:

  New York Regional Office                  Chicago Regional Office
  Seven World Trade Center                  Citicorp Center
  Suite 1300                                500 West Madison Street, Suite 1400
  New York, NY 10048                        Chicago, IL 60661

     Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the shares offered under the Plan. The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     1. FBL's Annual Report on Form 10-K for the year ended December 31, 2000.

     2. FBL's Quarterly Report on Form 10-Q for the quarter ended March 31,
        2001.

     3. FBL's Current Report on Form 8-K filed on January 12, 2001.

     4. The description of our common stock and common stock purchase rights contained in any Registration Statement on Form 8-A we filed and any amendment or report filed for the purpose of updating this description.

     We will provide you at no cost a copy of any or all of the documents incorporated by reference in this prospectus. Please direct your requests for copies to the following address, telephone number or e-mail address:

   FBL Financial Group, Inc.
   5400 University Avenue
   West Des Moines, Iowa 50266
   Attention: Investor Relations
   (515) 225-5400
   invrelations@fbfs.com
   www.fblfinancial.com

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                           -----

A Summary of Important Plan Features......................................    1
FBL Financial Group, Inc. -- Overview ....................................    2
Description of the Plan ..................................................    2
Purposes .................................................................    2
Considerations ...........................................................    2
Administration ...........................................................    3
Forms ....................................................................    3
Eligibility ..............................................................    4
Enrollment and Participation .............................................    4
Investments ..............................................................    4
Trading Fees, Service Fees and Other Costs ...............................    6
Account Statements .......................................................    6
Share Certificates .......................................................    6
Share Safekeeping ........................................................    6
Gifts of Shares and Share Transfers Within the Plan ......................    7
Sale of Shares ...........................................................    7
Termination ..............................................................    8
Other Information ........................................................    8
Federal Income Tax Information ...........................................    9
Use of Proceeds ..........................................................   10
Experts ..................................................................   10
Where You Can Find More Information.......................................   11



                        [LOGO] FBL Financial Group, Inc.



                     ------------------------------------

                                   PROSPECTUS

                     ------------------------------------



                                FBL SHARE DIRECT



NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES UNDER IT SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS. NO DEALER, BROKER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTAINED IN THIS PROSPECTUS, AND INFORMATION OR REPRESENTATIONS NOT CONTAINED IN IT, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY STATE OR JURISDICTION IN WHICH THE OFFERING MAY NOT LAWFULLY BE MADE.

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

         Securities and Exchange Commission registration fee        $  2,075
         Legal fees and expenses                                           0
         Accounting fees and expenses                                  2,000*
         Printing expenses                                            15,000*
         Transfer Agent's fees                                         5,000*
         Miscellaneous                                                 1,000*
                                                                    ---------

         Total                                                      $ 25,075
                                                                    =========


* Estimated for purposes of this Registration Statement.


Item 15. Indemnification of Officers and Directors

         The Company's Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Iowa Business Corporation Act (the "IBCA"). The IBCA provides that a company may indemnify its officers and directors if (i) the person acted in good faith, and
(ii) the person reasonably believed, in the case of conduct in the person's official capacity with the Company, that the conduct was in the Company's best interests, and in all other cases, that the person's conduct was at least not opposed to the Company's best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. The Company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful, on the merits or otherwise, to which the person may be a party because of the person's position with the Company. If the proceeding is by or in the right of the Company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Company. Further, any such person may not be indemnified in respect of any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.

         The Company maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Company against certain damages and expenses relating to claims against them caused by negligent acts, errors or omissions.

Item 16. Exhibits

Exhibit
Number        Description of Exhibit
  3.1         Restated Articles of Incorporation of FBL Financial Group, Inc.
              (incorporated herein by reference to Exhibit 3.1 to the Company's
              Report on Form 10-K for the year ended December 31, 2000)

  3.2         Amended and Restated Bylaws of FBL Financial Group, Inc.
              (incorporated herein by reference to Exhibit 3.3 to the Company's Report on Form 10-K for the year ended December 31, 2000)

  5.1 Opinion of Robert A. Simons, Esq. regarding the legality of the Common Stock

  23.1        Consent of Robert A. Simons (included in Exhibit 5.1 hereto)

  23.2        Consent of Ernst & Young LLP

  24.1 Power of Attorney (set forth in the signature page of this Registration Statement)

  24.2        Power of Attorney


Item 17. Undertakings

         The undersigned Registrant hereby undertakes that:

         (1) for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (2) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

         (3) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on April 30, 2001.

                                    FBL FINANCIAL GROUP, INC.


                                    By: /s/ William J. Oddy
                                        ---------------------------
                                        William J. Oddy
                                        Chief Executive Officer
                                        (Principal Executive Officer)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward M. Wiederstein and Stephen
M. Morain, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





Name                            Title                             Date

/s/ William J. Oddy             Director and Chief Executive      April 30, 2001
-----------------------------   Officer (Principal Executive
   William J. Oddy              Officer)

   /s/ James W. Noyce           Vice President, Chief Financial   April 30, 2001
-----------------------------   Officer (Principal Financial and
   James W. Noyce               Accounting Officer)

                                Chairman of the Board and         April __, 2001
-----------------------------   Director
   Edward M. Wiederstein

   /s/ Stephen M. Morain*       First Vice Chair and Director     April 24, 2001
-----------------------------
   Howard D. Poulson

   /s/ Stephen M. Morain*       Second Vice Chair and Director    April 24, 2001
-----------------------------
   Karen J. Henry

   /s/ Jerry C. Downin          Senior Vice President, Secretary, April 24, 2001
-----------------------------   Treasurer and Director
   Jerry C. Downin

   /s/ Stephen M. Morain        Senior Vice President, General    April 24, 2001
-----------------------------   Counsel and Director
   Stephen M. Morain

                                Director
-----------------------------
   Eric K. Aasmundstad

   /s/ Stephen M.. Morain*      Director                          April 24, 2001
-----------------------------
   Stanley R. Ahlerich

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   Kenneth R. Ashby

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   Jerry L. Chicoine

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   Al Christopherson

                                Director
-----------------------------
   John W. Creer

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   Kenny J. Evans

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   Alan L. Foutz

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   Richard Kjerstad

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   G. Stephen Kouplen

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   David L. McClure

                                Director
-----------------------------
   Bryce P. Neidig

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   Frank S. Priestley

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   John J. Van Sweden

   /s/ Stephen M. Morain*       Director                          April 24, 2001
-----------------------------
   John E.Walker


* pursuant to Power of Attorney